SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 15, 2014


                          SYNERGY RESOURCES CORPORATION
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                      001-35245                   20-2835920
  ----------------------          -----------------          ------------------
(State or other jurisdiction     Commission File No.)       (IRS Employer
      of incorporation)                                      Identification No.)


                                20203 Highway 60
                           Platteville, Colorado 80651
               -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                     -------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

     On December 15, 2014, the Company entered into an amendment to its revolving line of credit agreement. The amended terms include an increase in the maximum amount of borrowings available to the Company. SunTrust Bank is the Joint Lead Arranger/Administrative Agent for the eight bank syndicate and KeyBank, National Association is the Joint Lead Arranger/Syndication Agent.

     The maximum amount the Company can borrow at any one time is known as the Borrowing Base. The Borrowing Base can increase or decrease based upon the value of the collateral which secures any amounts borrowed under the line of credit. For the most part, the value of the collateral will be derived from the estimated future cash flows of the Company's proved oil and gas reserves, discounted by 10%. The new Borrowing Base is $230,000,000. The maximum loan commitment by the banks is $500,000,000, subject to lesser amounts imposed by the Borrowing Base.

     The interest rate on outstanding borrowings will be based upon a pricing grid which escalates with utilization and establishes a minimum of 2.5%.

     Amounts borrowed from the banks:

     o will be used to develop oil and gas properties, acquire new oil and gas properties, and for working capital and other general corporate purposes;

     o    will be due and payable on December 15, 2019; and

     o are secured by substantially all of the Company's producing wells and developed oil and gas leases.

     On December 15, 2014 the Company used approximately $66,167,000 from the credit line in connection with the acquisition of the properties described in
Item 2.01 below.

     Any of the following are an event of default which would cause any amounts due under the line of credit to become immediately due and payable:

     o    the Company fails to make any interest or principal  payment when due;
          and

     o the Company breaches any representation, warranty or covenant or defaults in the timely performance of any other obligation in its agreements with the banks.

     The foregoing description of the line of credit agreement, including events of default, does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement which will be filed as an exhibit to the Company's report on Form 10-Q for the period ending November 30, 2014.

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

Item 2.01   Completion of Acquisition or Disposition of Assets

     As previously reported in a current report on Form 8-K filed by the Company on November 4, 2014, the Company entered into an agreement with three independent oil and gas companies to acquire oil and gas properties consisting of:

     o Non-operated working interests in seventeen horizontal wells, ten of which are in production (including four mid-reach laterals) and seven of which have been completed and are in the early stages of flow back;

     o    73 operated and 11 non-operated vertical wells;

     o 35 permit applications for operated horizontal wells (including 20 extended reach laterals);

     o 5,040 gross acres (4,053 net) with rights to the Codell and Niobrara formations;

     o 2,400 gross acres (1,739 net) with rights to other formations, including the Sussex, Shannon and J-Sand;

     o    3D seismic data; and

     o    Miscellaneous equipment.

     The transaction contemplated by the agreement closed on December 15, 2014. The agreement has an effective date of October 1, 2014. The Company will assume operational responsibility for the 73 operated vertical wells.

     Working interests in the horizontal wells range from 6% to 40%.

     Working interests in the vertical wells range from 5% to 100%.

     The producing oil and gas properties are located in the Wattenberg Field, which is part of the Denver-Julesburg Basin. Preliminary estimates indicate that the undeveloped acreage will provide locations to drill 150 horizontal wells.

     The purchase price for the oil and gas properties, subject to ordinary closing and post-closing adjustments, was $125 million. The purchase price was paid with cash of approximately $75 million and 4,648,136 restricted shares of the Company's common stock which, for purposes of the transaction, were valued at $50 million.

     The foregoing description is qualified in its entirety by reference to the full text of the agreement pertaining to the acquisition which will be filed as an exhibit to the Company's report on Form 10-Q for the period ending November 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information included under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities

     The issuance of shares of common stock described in Item 2.01 of this report was deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon Section 4(2) of the Securities Act, as a transaction not involving a public offering. The parties which received the shares were provided full information regarding the Company's business and operations and there was no general solicitation in connection with the offer or sale of these securities. The parties acquired the shares of restricted common stock for their own account. The certificates representing the shares bear restrictive legends providing that the shares cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance of these shares.

Item 9.01.  Financial Statements and Exhibits

     The financial statements required by Item 9.01(a) and (b) will be filed as an amendment to this report.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2014


                                   SYNERGY RESOURCES CORPORATION


                                   By:/s/ Frank L. Jennings
                                      -------------------------------------
                                      Frank L. Jennings, Principal Financial and
                                      Accounting Officer